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                                                                   Exhibit 10.9

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 1, 1998, between LONG DISTANCE INTERNATIONAL INC., a Florida corporation with offices at 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, FL 33316 (the "Company"), and RICHARD BLUME, residing at 130 East 75th Street, Apt. 9E, New York, New York 10021 ("Employee").

            Since April 1, 1997, Employee has served as President of the wireless communications business of the Company, currently organized as a division of the Company ("LDI Wireless"), pursuant to that certain Employment Agreement, dated as of April 1, 1997 (the "Original Agreement").

            The Company desires to increase Employee's duties and to continue to engage Employee to perform services for the Company, and any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 11) any successor or assign of the Company (the "LDI Companies"), and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

SECTION 1. Term

                  The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, for a period commencing April 1, 1998 (the "Commencement Date") and ending three (3) years from the Commencement Date, or such shorter period as may be provided for herein. Prior to April 1, 1998, the Original Agreement shall remain in full force and effect. On and after April 1, 1998, the Original Agreement shall be deemed terminated, except for (x) the stock options awarded pursuant to the Stock Option Agreement, dated as of April 1, 1997 which, as of the date hereof, shall be amended and restated substantially in the form of Exhibit A annexed hereto, (y) accrued and unpaid salary, and (z) any unreimbursed expenses to which Employee is entitled under the Original Agreement. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."
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SECTION 2. Duties and Services

                  (a) General. During the Employment Period, Employee shall serve as an officer of one or more of the LDI Companies. As such an officer, Employee shall have such power and authority and shall perform such duties in the management of the business, properties and affairs of the Company as shall be prescribed from time to time by the Board of Directors of the Company or such other LDI Company. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company (or the relevant LDI Company, as the case may be) and the co-chief executive officers of the Company (or the relevant LDI Company, as the case may be). Employee agrees to his employment as described in this Section 2 and agrees to devote all of his business time and efforts to the performance of his duties under this Agreement.

                  (b) Initial Responsibilities. Without limiting the generality of the foregoing, initially Employee shall serve as the Chief Operating Officer and as an Executive Vice President of the Company and as President of LDI Wireless (regardless of whether LDI Wireless is organized as a division or as a subsidiary or affiliate of any of the LDI Companies). In connection therewith, Employee shall have such power and authority and shall perform such duties in the management of the business, properties and affairs of the Company as generally pertain to chief operating officers, as well as such powers and authority and such duties as from time to time may be prescribed by the Board of Directors. As Chief Operating Officer of the Company, Employee shall have primary responsibility for and oversight of all activities of the Company conducted in the United States and relating to the Company's domestic operations, except for marketing, finance, carrier sales, dynamic telecom and mergers, acquisitions and related business combinations. Without limiting the generality of the foregoing, (x) Employee shall prepare and submit semi-annually to the Chief Financial Officer and the Chairman a budget for those operations for which Employee has responsibility as Chief Operating Officer, (y) Employee shall perform his duties within the approved budget for such operations, including such duties as relating to personnel, and (z) shall report to Clifford Friedland, or in his absence or unavailability or if he shall not then be employed by the Company, to the Board of Directors or such other officer(s) as the Board of Directors shall determine from time to time. Subject to paragraph
(a) above, a reassignment of Employee's initial responsibilities from those describe under this paragraph (b), shall not be and shall not be deemed to be a breach of this Agreement by the Company; provided that Employee shall have a title of Vice President or above and shall be headquartered at the Company's headquarters in Florida or the Company's offices in New York City.

                  (c) Location. During the Employment Period, the headquarters of the Company shall be in the Fort Lauderdale/Miami Metropolitan Area. During the Employment Period, the headquarters of LDI Wireless shall be in New York City.


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Employee shall be available to the Company at its headquarters on business days during the week and shall be available to travel as the needs of the business require.

SECTION 3. Compensation

            (a) Base Salary. The Company shall pay Employee, during the Employment Period, an annual base salary of $100,000, increasing to $120,000 as of May 1, 1998 ("Base Salary"), payable in equal, bi-weekly installments, or in such other manner or on such days as the Board of Directors of the Company may prescribe for the payment of salaries to employees of the Company. The Base Salary may be increased at the sole discretion of the Board of Directors of the Company provided, however, that the Base Salary shall be increased, effective as of the first and second anniversary of the Commencement Date by an amount equal to the annual increase, if any, in the then most recent publicly announced Consumer Price Index for the New York City Metropolitan Area.

            (b) Options.

                  (i) The Company shall award Employee, subject to the terms and provisions of the Company's stock option plan ("Stock Option Plan") and the stock option agreement to be executed and delivered pursuant thereto substantially in the form of Exhibit B annexed hereto (the "Stock Option Agreement"), options (the "Stock Options") to purchase 250,000 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), for a price per share equal to $3.00.

                  (ii) The Stock Options shall have a term of seven (7) years following the date the related Stock Options vest (but in no event later than 10 years from the date awarded), subject to earlier termination as set forth in the Stock Option Agreement;

                  (iii) If the Common Stock underlying the Stock Options have not been registered with the Securities and Exchange Commission in a registration statement on Form S-8, or a similarly applicable form, within six
(6) months of the Common Stock becoming Publicly Traded, then the Company and the Employee shall enter into a piggyback registration rights agreement. Notwithstanding the foregoing, if required by the underwriter(s) in connection with the public offering of the Common Stock, Employee shall execute a lock-up agreement (i.e., restricting the sale or transfer of the Common Stock during a period of time following consummation of such offering) if requested by such underwriter(s).

                  (iv) The Stock Options shall vest during the Employment Period in accordance with the following schedule:


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            (a) 20,825 shares on the last day of each of the first 11 fiscal quarters of the Company during the Employment Period, commencing with the fiscal quarter ending June 30, 1998 and ending with the fiscal quarter ending December 31, 2000; and

            (b) 20,925 shares on March 31, 2001.

                  (v) If a Change in Control shall occur prior to March 31, 2001, any unvested Stock Options shall be deemed to have vested immediately prior to the Change in Control. For purposes hereof, a "Change of Control" shall occur or be deemed to occur if any of the following events occur:

                        (A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a group including any of David Glassman, Clifford Friedland, Advent International Corp. or any of their respective affiliates (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any redemption by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (B) below;

                        (B) The majority of the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other Person or the sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Person resulting from such Business Combination (including, without limitation, a Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, the then outstanding shares of common stock of the


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corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(3) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Director at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination.

            (c) Benefits. Employee shall be entitled to participate in all benefits for which Employee qualifies that the Company may make available to executive or administrative employees, on like terms, including all medical, disability, hospital, health and life insurance plans and arrangements. In addition, in the sole discretion of the Board of Directors of the Company, the Company may pay Employee a bonus.

            (d) Stock Bonus.

                  (i) If, on March 31, 2000, Employee is employed as President of LDI Wireless, or as an officer of the Company who has primary responsibility for and oversight of LDI Wireless, pursuant to and in accordance with the terms of this Agreement, Employee shall be entitled to receive, and the Company shall pay, as soon as is practicable, but in any event within forty-five (45) days of that date, a bonus, payable in shares of Common Stock in an amount equal to the quotient of (A) the product of (I) five percent (0.05), multiplied by (II) the net income of LDI Wireless during the twelfth quarter of the Employment Period, determined in accordance with generally accepted accounting principles and as reflected on, or derived from, the Company's (or LDI Wireless') financial statements for such quarter, multiplied by (III) four (4), divided by (B) the then Current Market Price of the Common Stock. In the event that, prior to March 31, 2000, either Employee's employment with the Company is terminated by the Company for a reason other than as set forth in Section 10(a), or Employee is removed as the President of LDI Wireless and if so removed is also removed as the officer of the Company who has primary responsibility for and oversight of LDI Wireless, Employee shall be entitled to receive, and the Company shall pay, as soon as is practicable after, but in any event within forty-five (45) days of, the last day of the calendar quarter during which Employee is terminated or as removed as the case may be (the "Quarter End Date"), a bonus, payable in shares of Common Stock in an amount equal to the quotient of (A) the product of
(I) five percent (0.05), multiplied by (II) the net income of LDI Wireless during the quarter ending on the Quarter End Date, determined in accordance with generally accepted accounting principles and as reflected on, or derived from, the Company's (or LDI Wireless') financial statements for such quarter, multiplied by (III) four (4), divided by (B) the then Current Market Price of the Common Stock. If Employee terminates his employment with the Company prior to March 31, 2000, Employee will not be eligible to receive any bonus pursuant to this Section 3(d)(i).


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                  (ii) If the Common Stock is Publicly Traded at, or becomes
Publicly Traded within six (6) months of, the date the bonus shares of Common Stock are issued to Employee as a bonus pursuant to this Section, such bonus shares shall be registered in a timely manner by the Company under the Securities Act of 1933 at the Company's expense (exclusive of underwriters' discounts and commissions, if any). If the such Common Stock is not so Publicly Traded at such time or within such period, then Employee shall receive a portion of the bonus in cash in lieu of Common Stock sufficient to pay any applicable taxes so incurred by Employee.

                  (iii) (A) "Current Market Price" means, in respect of any share of Common Stock as of any time, (1) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as of such time, or (2) if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the 30 consecutive Trading Days commencing 40 Trading Days before such time. The reported last sales price for each day shall be the reported last sales price, regular way (and if no such sales take place on any day, such day shall not be a Trading Day), as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the security on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company.

                        (B) As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and the Nasdaq National Market are open for business.

                        (C) The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (1) the Common Stock is registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (2) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.

                        (D) "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a


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willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity security registered under the Exchange Act and shall be based on the Fair Market Value of the Company as of such day divided by the number of outstanding shares of Common Stock determined as of such time. The Fair Market Value of the Company shall be determined on a going concern basis, and on the basis that the management and other key employees of the Company and its subsidiaries will continue to be employed indefinitely.

            (e) Severance. If the Company shall terminate Employee's services hereunder for reasons other than those described in Section 10(a) hereof, Employee shall be entitled to receive severance pay equal to his Base Salary until March 30, 2001. In the event the Company becomes obligated to pay any severance pay, the Company may elect to make payments of the Base Salary component thereof in regular installments or in a single payment equal to the present value thereof.

            (f) Limitations. The Company shall have the right to deduct or withhold from all compensation and benefits payable hereunder all social security taxes, other federal, state and local taxes, and all other charges and amounts as may be required by law to be deducted or withheld.

SECTION 4. Expenses and other Matters

                  Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives. The Company, at the Company's expense, shall make available to Employee a furnished one bedroom apartment within reasonable proximity to the Company's headquarters, as shall be mutually agreed upon. The Company, at the Company's expense, shall make available to Employee, as shall be mutually agreed upon, or shall reimburse Employee for the actual monthly cost up to $500 per month for, an automobile for use while Employee is at the Company's headquarters. The Company shall reimburse the Employee for automobile insurance, maintenance and gas for such automobile and for travel expenses incurred for travel between the Company's headquarters and New York City. The Company shall make available to Employee a portion of the services of an executive-level secretary at the Company's headquarters on such basis as shall be necessary for Employee to perform his duties.


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SECTION 5. Representations and Warranties of Employee

                  Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

SECTION 6. Non-Competition

                        (a) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees (i) that he will not during the period he is employed by any of the LDI Companies under this Agreement or otherwise Participate In (hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with, or now is or shall then be of a nature similar to, the business of any of the LDI Companies, and, (ii) subject to the last sentence of this Section 6(a), for a period of six (6) months after he ceases to be employed by any of the LDI Companies under this Agreement or otherwise, he will not compete with, or Participate In any other business or organization which during such six-month period competes with, either the Company or any of the other LDI Companies for which Employee renders services hereunder, with respect to any product or service sold or activity engaged in up to the time of such cessation in any geographical area in which at the time of such cessation such product or service is sold or activity engaged in, except that in each case the provisions of this Section 6(a) will not be deemed breached merely because Employee owns not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Notwithstanding clause (ii) above, if either (x) the Company terminates Employee's employment under this Agreement or otherwise for reasons other than those described in Section 10(a), (ii), (iii) or (iv) hereof, or (y) Employee terminates his employment with the Company under this Agreement or otherwise prior to March 31, 2001, or, (z) on or before scheduled expiration of the Employment Period (i.e., March 31, 2001), Employee is not offered a new contract of employment with the Company (or LDI Wireless, as the case may be) on equal or better terms, taken as a whole, than as set forth herein, then in any such case the restrictions set forth in this Section 6(a) shall not apply from and after the effective date of such termination.


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                        (b) The term "Participate In" shall mean: "directly or
indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

                        (c) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees:

                        (i) that he will not during the period he is employed by any of the LDI Companies under this Agreement or otherwise directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from any of the LDI Companies any of its suppliers, customers, or employees; and,

                        (ii) for a period of two (2) years after he ceases to be employed by any of the LDI Companies under this Agreement or otherwise, that neither he nor any of his affiliates will:

                              (A) intentionally solicit, or attempt to cause any
employee of the LDI Companies to terminate his or her employment therewith or hire any person who within twelve (12) months preceding such hiring had been employed thereby; provided, however, that this subsection (A) shall not prohibit such action with respect to any person whose employment is terminated or suspended by the LDI Companies; and

                              (B) in any manner intentionally (1) cause or
attempt to cause any customer, supplier or other independent contractor of the LDI Companies to reduce the level of business theretofore conducted by such customer, supplier or other independent contractor with, or to cease doing business with, the LDI Companies, or (2) discourage or attempt to discourage any prospective customer, supplier or other independent contractor from doing business with the LDI Companies.

SECTION 7. Patents, Etc.

                  Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by any of the LDI Companies under this Agreement or otherwise


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and for six months thereafter may own, conceive of, or develop and either relating to the fields in which any of the LDI Companies may then be engaged or contemplates being engaged or conceived of or developed utilizing the time, material, facilities, or information of any of the LDI Companies, shall belong to the Company; as soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

SECTION 8. Confidential Information

                  All confidential information (including, without limitation, trade secrets, know how, proprietary information, price lists, marketing plans and customer lists), which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by Employee to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company in each case without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

SECTION 9. Life Insurance

                  If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of New York for healthy men of his age.


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SECTION 10. Termination

            (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period,

                  (1) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six consecutive calendar months or for shorter periods aggregating 180 or more days within any 12-month period,
      (ii) Employee shall be convicted of a felony involving moral turpitude,
      (iii) Employee materially breaches a fiduciary duty for personal gain of himself or others (other than the LDI Companies), or (iv) Employee breaches a material term of this Agreement then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice, and Employee's employment hereunder shall terminate on the date so specified; provided, however, that, in the case of an event specified in clause (iii) or (iv), if the breach is curable within 30 days or less, then the Company shall provide Employee with notice of such breach and a reasonable opportunity to cure such breach under the circumstances (but not more than 30 days), and Employee's employment hereunder shall terminate on the date so specified if Employee has not cured such breach to the satisfaction of the Company within the period specified, or

                  (2) Employee shall die, then Employee's employment hereunder shall terminate on the date of Employee's death.

Upon termination of Employee's employment under this Section 10(a), Employee or his estate, as the case may be, shall be entitled to receive his Base Salary, at the rate provided in Section 3, to the date on which termination shall take effect.

            (b) Nothing contained in this Section 10 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law (a termination "without cause"), by giving notice of termination of Employee's services hereunder. Upon termination of Employee's employment under this Section 10(b), Employee shall be entitled to severance pay pursuant to and in accordance with the terms of Section 3(d) hereof. Nothing herein shall limit the right of Employee to receive the benefits of the stock options awarded under the Original Agreement.


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SECTION 11. Merger, Etc.

                  In the event of a Change in Control, then in connection therewith (and in any event within 30 days thereof) the Company may elect:

                  (1) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

                  (2) in addition to its other rights of termination, to terminate this Agreement upon at least 10 days' written notice, in which case Employee shall be entitled to severance payments pursuant to and in accordance with the terms of Section 3(e) hereof. Nothing herein shall limit the right of Employee to receive the benefits of the stock options awarded under the Original Agreement.

SECTION 12. Survival

                  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

SECTION 13. Modification

                  This Agreement, together with the stock option agreements referred to herein, set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

SECTION 14. Notices

                  Any notices or other communication required or permitted by this Agreement shall be sufficiently given if delivered in person, by courier, or if sent by registered or certified mail, postage prepaid, return receipt requested, or by Express Mail, or similar overnight delivery service, or by facsimile transmission (followed by


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telephone communication and hard copy), at the address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Any such notice or communication shall be deemed given (1) if sent by certified or registered mail, return receipt requested, postage prepaid, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business
Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by facsimile transmission, on the date sent and (4) if delivered in person, by courier, on the date of delivery.

SECTION 15. Waiver

                  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

SECTION 16. Binding Effect

                  Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 11.

SECTION 17. No Third Party Beneficiaries

                  Except as provided in Section 16, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.


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

SECTION 18. Headings

                  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 19. Counterparts; Governing Law

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws rule which would have the substantive law of any other state apply to the subject matter hereof.

SECTION 20. Specific Performance

                  Since a breach of the provisions of Sections 6, 7 and 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Employee hereby consents to the issuance of such injunction. Employee agrees that the provisions of Sections 6, 7 and 8 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in Sections 6, 7 and 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

SECTION 21. Severability

                  If any provision of this Agreement (including any provision relating to the scope or term of or geographic areas covered by Sections 6, 7 or
8) or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final judgment of a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid


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

and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each state being construed as several and independent.

SECTION 22. Expenses

                  Employee's reasonable legal expenses incurred in connection with the negotiation, execution and delivery of this Agreement up to $2,500 shall be reimbursed by the Company upon submission by employee of a written itemized bill from Employee's legal counsel.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            LONG DISTANCE INTERNATIONAL INC.


                                            By:
                                                --------------------------------
                                                David Glassman, President


                                                --------------------------------
                                                Richard Blume


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